UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          (c)      On August 1, 2006, Noble Energy, Inc. (the “Company”) announced that David L. Stover, age 48, was appointed to the newly-created position of Executive Vice President and Chief Operating Officer, effective as of that date. In this new position, Mr. Stover will be responsible for all of the Company’s exploration and production activities. Mr. Stover previously held the position of Sr. Vice President for North America since July 27, 2004. From December 16, 2002 through July 2004, he served as the Company’s Vice President of Business Development. Previous to his employment with the Company, he was employed by BP America, Inc. as Vice President, Gulf of Mexico Shelf from September 2000 to August 2002. Prior to joining BP, Mr. Stover was employed by Vastar Resources, Inc. as Area Manager for Gulf of Mexico Shelf from April 1999 to September 2000.
          The Company also issued a press release announcing Mr. Stover’s appointment. A copy of the press release issued by the Company is furnished as part of this current Report and is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
          (d)      Exhibits. The following exhibit is furnished as part of this current Report on Form 8-K:
99.1 Press Release dated August 1, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: August 1, 2006	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 1, 2006.